SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [ ] Confidential, for Use of the
[X]  Definitive Proxy Statement                  Commission Only (as permitted
[ ]  Definitive Additional Materials             by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            IBW FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2.   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4.   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5.   Total Fee Paid:

          ----------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:


     2.   Form, Schedule or Registration Statement No.:


     3    Filing Party:


     4.   Date Filed:

                            IBW FINANCIAL CORPORATION

                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 28, 1998

                            IBW FINANCIAL CORPORATION
                               4812 GEORGIA AVENUE
                             WASHINGTON, D.C. 20011

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 28, 1998

TO THE SHAREHOLDERS OF IBW FINANCIAL CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of IBW Financial Corporation, a District of Columbia corporation (the "Company"), will be held in the Board Room at the Company's executive offices, located at 4812 Georgia Avenue, Washington, D.C., on Tuesday, April 28, 1998 at 5:00 pm for the following purposes:

     1.   To elect nine (9) directors to serve until the next Annual  Meeting of
          Shareholders   and  until  their   successors  are  duly  elected  and
          qualified;

     2. To consider and vote upon a resolution to amend the bylaws to impose a mandatory retirement age for directors of the Company; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Shareholders of record as of the close of business on March 24, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                              By Order of the Board of Directors

                                              Clinton W. Chapman, Chairman



March 31, 1998




         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                            IBW FINANCIAL CORPORATION
                               4812 Georgia Avenue
                              Washington, DC 20011

              -----------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 PROXY STATEMENT

              -----------------------------------------------------


                                  INTRODUCTION

     This Proxy Statement is furnished to shareholders of IBW Financial Corporation, a District of Columbia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 5:00 p.m. on April 28, 1998 (the "Annual Meeting"), and at any adjournment or postponement thereof, for the purposes of (1) electing nine (9) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; (2) considering and voting upon a resolution to amend the bylaws to impose a mandatory retirement age on directors of the Company; and (3) transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Annual Meeting will be held in the Board Room at the executive offices of the Company, located at 4812 Georgia Avenue, Washington D.C.

     This Proxy Statement and the accompanying form of proxy are being sent to shareholders of the Company on or about March 31, 1998. A copy of the Annual Report to Shareholders of IBW Financial Corporation for the year ended December 31, 1997, also accompanies this Proxy Statement.

     The cost of this proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or the Bank, who will not be compensated for any such services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

     Only shareholders of record at the close of business on March 24, 1998, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, the Company had outstanding 668,360 shares of common stock, par value $1.00 per share (the "Common Stock"), constituting the only class of stock outstanding, and held by approximately 560 shareholders of record. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. Nominees receiving a plurality of the votes cast at the Annual Meeting in the election of directors will be elected as director, in the order of the number of votes received. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Members of the Board of Directors, and family members thereof, having the power to vote or direct the voting of in excess of fifty percent of the outstanding shares of Common Stock have indicated their intention to vote in favor of the election of all of the nominees for election as director, and to vote against the proposal to amend the bylaws to impose a mandatory retirement age on directors.

PROXIES

     Shares represented by proxies received by the Company will be voted in accordance with the instructions contained therein. Shares represented by proxies for which no instruction is given will be voted FOR the election of the directors specified herein, AGAINST the proposal to amend the bylaws to impose a mandatory retirement age on directors, and in the discretion of the holders of the proxies on all other matters properly brought before the meeting and any adjournment or postponement thereof. The judges of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the votes cast at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock as to a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to such matter.

     Shareholders are requested to sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that their shares are voted. A proxy may be revoked at any time prior to the voting thereof at the Annual Meeting through the granting of a later proxy with respect to the same shares, by written notice to B. Doyle Mitchell, Jr., President of the Company, at the address noted above, at any time prior to the voting thereof, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, revoke a proxy.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

SECURITIES OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of February 28, 1998 concerning the number and percentage of shares of the Company's Common Stock beneficially owned by its directors, nominees for director, executive officers the compensation of which is disclosed herein, and by its directors and all executive officers as a group, as well as information regarding each other person known by the Company to own in excess of 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons, who beneficially own in excess of five percent of the Company's Common Stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.

                 NAME                            NUMBER OF SHARES(1)                  PERCENT OF CLASS
                 ----                            -------------------                  ----------------
Clinton W. Chapman, Esquire                           11,121(2)                             1.66%

George H. Windsor, Esquire                            16,340(3)                             2.44%

Benjamin L. King, CPA                                  1,176(4)                               *

B. Doyle Mitchell, Jr.                                74,813(5)                            11.19%
4812 Georgia Avenue, NW
Washington,  DC  20011

Massie S. Fleming                                      5,233(6)                               *

Cynthia T. Mitchell                                  100,763(7)                            15.08%
2029 Trumbull Terrace, NW
Washington, DC  20011

Patricia Mitchell                                     77,407(8)                            11.58%
4812 Georgia Avenue, NW
Washington, DC  20011

Marjorie H. Parker, Ph.D                               7,521                                1.13%

Robert L. White                                        1,000(9)                               *

Emerson A. Williams, M.D.                              3,646                                  *

Industrial Bank, National Association                 54,720                               8.19%
Employee Stock Ownership Plan
4812 Georgia Avenue, NW
Washington, DC  20011

All directors and executive                          276,893(10)                           41.34%(10)
officers as a group (13 persons)

----------------------------------------------
*    Less than one percent

(1) For purposes hereof, a person is deemed to be the beneficial owner of securities with respect to which he has or shares voting or investment power. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to all shares beneficially owned by such person.

(2) Does not include 54,720 shares held by the Industrial Bank of Washington Employee Stock Ownership Plan ("ESOP") as to which Mr. Chapman is a co-trustee. Includes 4,200 shares held jointly with spouse, as to which Mr. Chapman shares voting and investment power.

(Footnotes continued on following page)

(Footnotes continued from prior page)

(3) Includes 16,340 shares held by a trust of which Mr. Windsor and his spouse are trustees. Does not include 2,000 shares held by Mr. Windsor's daughter, and as to which Mr. Windsor disclaims beneficial ownership.

(4) Does not include 54,720 shares held by ESOP as to which Mr. King is a co-trustee.

(5) Includes 72,813 shares held in a revocable trust of which Mr. Mitchell is the trustee, and Mr. Mitchell's spouse and son are beneficiaries. Does not include shares held by Mrs. Cynthia Mitchell as trustee for Mr. Mitchell and Ms. Mitchell. Does not include 1,500 shares held by Mr. Mitchell's spouse. Does not include 54,720 shares held by ESOP as to which Mr. Mitchell is a co-trustee.

(6) Includes 233 shares held jointly with son and as to which Mrs. Fleming shares voting and investment power.

(7)  Includes shares held by three trusts of which Mrs. Mitchell is trustee, and
     with  respect  to  one  of  which  Mr.   Mitchell  and  Ms.   Mitchell  are
     beneficiaries.

(8) Includes shares held in a revocable trust of which Ms. Mitchell is the trustee, and of which Mr. Mitchell is the beneficiary. Does not include shares held by Mrs. Cynthia Mitchell as trustee for Mr. Mitchell and Ms. Mitchell. Ms. Mitchell is an employee of the Bank.

(9) Includes 800 shares held jointly with spouse and as to which Mr. White shares voting and investment power.

(10) Includes 54,720 shares held by ESOP as to which Messrs. Chapman, King and Mitchell are trustees. If these shares were not included, the directors and executive officers as a group would beneficially own 222,173 shares, or 33.24% of the outstanding shares of Common Stock. Does not include shares held by Ms. Mitchell.

                              ELECTION OF DIRECTORS

     The Company's bylaws set the size of the Board of Directors at ten directors. There is currently one (1) vacancy on the Board of Directors, resulting from the retirement of Mrs. Margaret B. Stewart from the Board of Directors in February 1998, after sixteen (16) years of service with the Company and the Bank. The Board of Directors has nominated nine (9) directors for election at the Annual Meeting, for a one-year period until the 1999 Annual Meeting of Shareholders and until their successors have been elected and qualified. The Board of Directors is conducting a search for qualified people to join the Board of Directors, and intends to fill the vacancy by action of the Board of Directors following the Meeting. Each of the nominees for election as a director currently serves as a member of the Board of Directors. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

     The Board of Directors recommends that shareholders vote FOR each of the nominees to the Company's Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS

     Set forth below is certain information as of the Record Date concerning the nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the members of the Board of Directors of the Company has served since the organization of the Company in 1994. The longevity of service listed below reflects service on the Board of Directors of Industrial Bank, National Association (the "Bank"), the Company's sole subsidiary, including service prior to the conversion of the Bank to a national banking association. Each of the directors of the Company also currently serves as a director of the Bank.

     Clinton W. Chapman, 73, Chairman of the Board of Directors, has served as a director since 1984. Mr. Chapman, an attorney with Clinton Chapman and Associates since 1997, and Chapman and Chapman, P.C. prior to that time, has been engaged in the private practice of law for more than thirty years.

     George H. Windsor, 79, Vice Chairman of the Board of Directors, has served as a director since 1969. Mr. Windsor, an attorney with Cobb, Howard, Hayes and Windsor, has been in private law practice for twenty-six years.

     Benjamin L. King, C.P.A., 70 is Secretary of the Company and has served as a director since 1972. Mr. King is a certified public accountant, and is self-employed as a management and tax consultant.

     B. Doyle Mitchell, Jr., 35, President of the Company, has served as a director since 1990. Mr. Mitchell has served as President of the Bank since March 1993. Prior to that date, he served in various executive and
administrative   positions   at  the  Bank  since   1983,   including   as  Vice
President-Commercial Lending from 1991 to 1993 and Assistant Vice President-Commercial Lending from 1989 to 1991. Mr. Mitchell is the son of Mrs. Cynthia Mitchell, a director of the Bank, and the late B. Doyle Mitchell, a founder of the Bank. Mr. Mitchell's sister, Patricia Mitchell, is a significant shareholder and an employee of the Bank.

     Massie S. Fleming, 71, has served as a director since 1985. Mrs. Fleming retired at the end of 1997 from her position as Executive Vice President of the Bank, a position she had held since 1985. Prior to that date, she served in various executive and administrative positions at the Bank since 1959, including as Chief Executive Officer from 1985 to mid 1997.

     Cynthia T. Mitchell, 71, has served as a director since 1993. Mrs. Mitchell is retired. Until 1982 she was a teacher in the District of Columbia public schools system. Mrs. Mitchell's late husband was a founder of the Bank. Mrs. Mitchell's son is B. Doyle Mitchell Jr., the President of the Bank, and her daughter Patricia Mitchell, is a significant shareholder and an employee of the Bank.

     Marjorie H. Parker, PhD., 81, has served as a director since 1975. Dr. Parker is a retired educator. Until 1975 she was the Chairman of the Board of Trustees of the University of the District of Columbia.

     Robert L. White, 81, has served as a director since 1982. Mr. White is retired. Until 1989 he served as President of NAPFE, a national labor union representing postal and federal workers.

     Emerson A. Williams, M.D., 81, has served as a director since 1975. Mr. Williams is retired from the active practice of medicine. For many years he served as an instructor at Howard University School of Medicine.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company met twelve (12) times during 1997. All members of the Board of Directors, attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 1997 fiscal year or any portion thereof.

     The Board of Directors has a standing Audit Committee. The Board of Directors does not have a standing Nominating Committee or Compensation Committee,the functions of which are performed by the Executive Committee. The Company also has a standing Loan and Discount Committee.

     The Audit Committee, presently composed of Mrs. Fleming, Mrs. Mitchell and Messrs. Chapman, King, Mitchell and White, is responsible for the review and evaluation of the Company's/Bank's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors, and recommends the annual appointment of such auditors. During the 1997 fiscal year, the Audit Committee met four (4) times.

     The Executive Committee, presently composed of Dr. Parker, Mrs. Fleming and Messrs. Chapman, Mitchell and Windsor serves the function of a compensation and personnel committee. In that capacity, it is responsible, together with management, for the adoption of the Bank's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel. The Committee is also responsible for annually nominating the officers of the Bank and evaluating the performance thereof. During the 1997 fiscal year, the Compensation Committee met three (3) times.

DIRECTORS' COMPENSATION

     Each director of the Company, including directors who are full time employees of the Company or the Bank, receives $600 for each regular meeting of the Board of Directors attended, with the exception of Mr. Chapman, Chairman of the Board who receives $1,500 for each regular meeting which he attends and a $5,000 annual fee. Additionally, directors who are not employees, serving on committees of the Board, receive $400 for each meeting attended, except if such service is as chairman of any committee, in which case such director receives $500 for each meeting. Total fees paid to directors in 1997 for Board and committee meeting attendance was $183,600.

EXECUTIVE COMPENSATION

     The following table sets forth a summary of certain information relating to the compensation of the President and the Executive Vice-President of the Company. All compensation paid to Mr. Mitchell and Mrs. Fleming was for services rendered in their capacities as officers of the Bank. Except as disclosed below, no executive officer of the Company or the Bank received salary and bonus in excess of $100,000 in 1997.


                             ANNUAL COMPENSATION(1)



                                                                                                     Other
    Name and Principal Position       Year Ended December 31        Salary          Bonus         Compensation(2)
    ---------------------------       ----------------------        ------          -----      ---------------

B. Doyle Mitchell                             1997                 $113,400         $2,398           $7,800
President & Director                          1996                  113,400         17,955            7,800
                                              1995                   90,000          2,360            7,800

Massie S. Fleming                             1997                  $91,160         $2,283           $7,800
Executive Vice President &                    1996                   91,160          5,729            7,800
Director                                      1995                   86,000          2,590            7,800

----------------------------

(1) The Company does not maintain any long-term or stock-based compensation plans.

(2) Represents fees paid for attendance at meetings of Board of Directors and committees thereof. Does not include vehicle allowances of $6,162, $4,100 and $3,842 in 1997, 1996 and 1995 respectively, in the case of Mr. Mitchell, and of $5,600, $5,600 and $5,600 paid to Mrs. Fleming in 1997, 1996 and 1995, respectively. Also does not include value of contributions to the Bank's employee stock ownership plan estimated at $1,100, $1,086 and $1,762, and $1,000, $851 and $1,736 for Mr. Mitchell and Mrs. Fleming, respectively, in 1997, 1996 and 1995. Does not include Bank paid membership fees of approximately $350 for Mr. Mitchell, or of insurance premiums for policies on Mr. Mitchell's life, of which the Bank and Mr. Mitchell's spouse are co-beneficiaries. Does not include bonus of $10,000 to be paid in 1998 for services rendered by Mr. Mitchell in 1997.

     Employment Agreements. As of December 31, 1997, neither the Bank nor the Company had any employment agreements or other compensation contracts or other arrangements in existence. Under the terms of the Company's loan agreement relating to the interim capital assistance incurred in connection with the Bank's 1994 deposit assumption transaction with the Resolution Trust Corporation (the "RTC"), the Bank may not grant any salary increase, or pay any bonuses to, its directors, officers or key employees, except that it may do so during and after the second year of the interim capital assistance with the prior approval of the RTC. Mr. Mitchell's salary was raised to an annual rate of $150,000, effective January 1, 1998.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     Set forth below is certain information regarding persons who are executive officers of the Company or the Bank. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

     Lester Johnson, 52, was promoted to Chief Credit Officer of the Bank in April 1995, and to Senior Vice President in January 1996. Mr. Johnson joined the Bank as a Vice President and Commercial Loan Officer in January 1988.

     David G. Poole, 61, has served as Senior Vice President-Operations of the Bank since 1983.

     Richard Williams, 38, has served as Senior Vice President-Chief Lending Officer since July 1995. Mr. Williams joined the Bank as a Vice President and Commercial Loan Officer in October 1988.

     Thomas A. Wilson, 46, has served as Senior Vice President-Controller of the Bank since January 1992. Prior to serving in this position he served (since April 1986) at various times as Commercial Loan Manager and Loan Review Officer of the Bank. Prior to joining the Bank in 1986, he served as a National Bank Examiner with the OCC from 1974 to 1986.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     The maximum aggregate amount of loans to officers, directors and affiliates of the Company during 1997 amounted to $786,000, representing approximately 4% of the Company's total shareholders' equity at December 31, 1997. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. On December 31, 1997, no loans were outstanding to individuals who, during 1997, were officers, directors or affiliates of the Company. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss. Under the terms of the interim capital assistance agreement, the Bank may not, during the term of the interim capital assistance loan, make any loan or advance to the Company or any affiliate of the Bank or Company, or enter into any transaction (other than arm's length deposit transactions in the ordinary course of business) with such persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

     Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                          PROPOSAL TO AMEND THE BYLAWS

     At the 1997 annual meeting of shareholders, comments were made by shareholders which expressed the concern that the majority of the members of the Board of Directors of the Company were too old, and requested that the issue of imposing a mandatory retirement age for the directors be presented to the shareholders. No vote was taken at that meeting as the proposal was ruled out of order, and untimely. However, the issue was submitted to the Executive Committee of the Board of Directors for study. The Board of Directors has elected to follow the recommendation of the committee that the issue be presented to the shareholders at the Annual Meeting, in the form of a proposed amendment to the bylaws, in order to obtain an accurate reading of the views of the Company's shareholders on the issue. The Executive Committee also recommended that the issue be presented with the recommendation to shareholders that the amendment not be adopted.

     The proposed amendment to the bylaws, the full text of which appears below, would have the effect of precluding any person of 70 years or older from standing or being nominated for election, reelection, appointment or reappointment as a director of the Company. Any person who reaches the age of 70 while sitting on the Board of Directors would be entitled to complete his or her term. If approved , the amendment would become effective for the election of directors to be held at the annual meeting of shareholders in 1999.

     The proposed amendment would add a new paragraph to Section 3.01 of the bylaws reading in its entirety as follows:

          "Commencing with the annual meeting of stockholders to be held in 1999, and notwithstanding anything to the contrary contained herein, no person of an age 70 years or older will be eligible for election, reelection, appointment or reappointment as a member of the Board of Directors of the corporation, and no director shall serve as such beyond the annual meeting of stockholders of the corporation immediately following the attainment of the age of 70."

RECOMMENDATION OF THE BOARD OF DIRECTORS

     Although the Board of Directors has submitted the proposed amendment for the consideration and vote of shareholders, neither the Board of Directors nor management of the Company believe that the proposed amendment is in the best interests of the Company and its shareholders. The Board of Directors and management recognize that all but one of the members of the Board of Directors is 70 years of age or more. However, the Board and management believe that the proposed amendment, which would require the retirement of all of those directors at the next annual meeting, would be detrimental to the Company in that it would require a radical restructuring of the Board of Directors, deprive the Company of the experience, knowledge, judgment, wisdom and institutional memory of the directors, and present the Company with a new Board, most of the members of which would be largely unfamiliar with the Company's operations. The Board of Directors and management do not agree that age is a sign of inability to continue to provide capable service and leadership to the Company. As shareholders and long-time supporters of the Company and the Bank, each of the directors places the best interest of the Company and the Bank, above their personal interest in continuing as a member of the Board of Directors. The Board of Directors and management believe that the indiscriminate and radical approach epitomized by the proposed amendment and its underlying concerns would be a disservice to the Company and its shareholders.

     The Board of Directors has long considered its advancing age and has prepared a reasoned and evolutionary approach to succession issues. Management has been instructed to conduct an informal search among the constituencies which the Company and the Bank serve for individuals with the skills, acumen, judgment and commitment to community and shareholder service to which the present Board aspires. Once appropriate individuals have been identified, the Company plans to add such persons to the Board of the Company and/or the Bank, in order to allow them to acclimate themselves to service on the Company's boards, without overwhelming the ability of the Company to assimilate new directors, and without any decrease in the efficiency or operations of the Company. As more such individuals are included on the Board, and as existing directors retire, the average age of the Board will decrease. The Board would welcome suggestions as to possible candidates from the shareholders.

     Recommendation and Vote Required. Approval of the proposed amendment requires to vote of not less than a majority of the shares represented at the Annual Meeting. For the reasons set forth above, the Board of Directors and Management recommend that shareholders vote AGAINST the proposed amendment. Directors and officers of the Company and the Bank and family members thereof having the power to vote in excess of fifty percent of the outstanding shares have indicated that they intend to vote against the proposed amendment. As such there is no possibility that the proposal will be approved.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Deloitte & Touche, L.L.P., independent public accountants, to audit the Company's financial statements for the fiscal year ending December 31, 1998. Deloitte and Touche, L.L.P. (or its predecessor firm, Touche Ross & Company) has audited the financial statements of the Company since its organization and of the Bank since 1977. Representatives of Deloitte & Touche, L.L.P. are expected to be present at the Annual Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

                            FORM 10-KSB ANNUAL REPORT

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE ANNUAL MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 1997 ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO THOMAS A. WILSON, JR., SENIOR VICE PRESIDENT AND CONTROLLER, IBW FINANCIAL CORPORATION, 4812 GEORGIA AVENUE, NW, WASHINGTON, DC 20011.

                                  OTHER MATTERS

     The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

     All proposals or nominations for election as directors by shareholders, to be presented for consideration at the next annual meeting must be received by the Company no later than December 1, 1998.

                                              By Order of the Board of Directors


                                              Clinton W. Chapman, Chairman

March 31, 1998

FRONT                            REVOCABLE PROXY
                            IBW FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby makes, constitutes and appoints Mervin O. Parker, Sr., Ernestine G. Mann and Frances S. Wash, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of IBW Financial Corporation (the "Company ") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on April 28, 1998 and at any adjournment or postponement thereof.

ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed below (except as noted to the contrary below)

     [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

     Nominees:    Clinton  W.  Chapman,  Esquire;  George H.  Windsor,  Esquire;
                  Benjamin L. King,  C.P.A.;  B. Doyle Mitchell,  Jr.; Massie S.
                  Fleming;  Cynthia T.  Mitchell;  Marjorie  H.  Parker,  Ph.D.;
                  Robert L. White; Emerson A. Williams, M.D.

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     ---------------------------------------------------------------------------


PROPOSAL TO AMEND THE BYLAWS

  [ ]   FOR    [ ]  AGAINST   [ ]   ABSTAIN  the proposal to amend the Bylaws of
  the Company to impose a mandatory retirement age for directors of the Company.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above and AGAINST the proposal to amend the Bylaws. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

BACK

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                                   ------------------------
                                                   Signature of Shareholder


                                                   ------------------------
                                                   Signature of Shareholder

                                                   Dated:_________________, 1998

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.